UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2022 (November 4, 2022)

CANNABIS GLOBAL, INC.

(Name of registrant in its charter)

Nevada	333-146404	99-0539775
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

520 S. Grand Avenue, Suite 320, Los Angeles, CA 90071

(Address of principal executive offices)

(310) 986-4929

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	CBGL	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 31, 2022, the Registrant's board of directors unanimously voted to amend the Registrant's articles of incorporation to increase the number of its authorized shares from 6 billion to 12 billion shares, par value $0.001 per share. The board called for a special meeting of the shareholders to consider the amendment.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 3, 2022, shareholders holding 52.49% of the Registrant's voting common stock approved an amendment by majority written consent, pursuant to §78.320 of the Nevada Revised Statutes and Section 2.03 of the Registrant's by laws, to amend its articles of incorporation to increase the number of its authorized shares from 12 billion shares, par value $0.001 per share.

The articles were amended on November 4, 2022.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document

3(i)	Amended Articles	Filed Herewith
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS GLOBAL, INC.

Date: November 7, 2022	By:	/s/ Edward Manolos
Edward Manolos (Principal Executive Officer)